                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 11.1

                           COAST DENTAL SERVICES, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------------
                                                                          2003                2002              2001
                                                                          ----                ----              ----
Net loss..........................................................    $   (2,986,409)    $   (3,943,797)  $   (9,366,661)
                                                                      ==============     ==============   ==============

Shares:
Basic weighted average number of shares outstanding...............         2,110,583          2,091,223        2,091,223
Additional shares issuable under stock options for
  diluted earnings per share......................................                 -                  -                -
                                                                      --------------     --------------   --------------
Diluted weighted average number of shares outstanding.............         2,110,583          2,091,223        2,091,223
                                                                      ==============     ==============   ==============

Basic loss per share:
     Net loss.....................................................    $        (1.41)    $        (1.89)  $        (4.48)
                                                                      ==============     ==============   ==============
Diluted loss per share:
     Net loss.....................................................    $        (1.41)    $        (1.89)  $        (4.48)
                                                                      ==============     ==============   ==============